EXHIBIT 99

                                      PROXY




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                                      PROXY
                                      -----

                         SPECIAL MEETING OF SHAREHOLDERS
                         -------------------------------

     Know all men by these presents that I, the undersigned shareholder in Waumandee State Bank, do hereby appoint Warren E. Korte, C. Michael Chambers, Paul R. Lorenz, Gary Pronschinske, William M. Christ, Gerald Wojchik, and each of them individually, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Waumandee State Bank, to be held on ________________ at ____ p.m., local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)          FOR  [   ]          AGAINST  [   ]        ABSTAIN  [   ]

     the following resolution:

          RESOLVED, that the formation of a bank holding company for Waumandee State Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Waumandee State Bank and Waumandee Bancshares, Ltd. and a Merger Agreement between Waumandee State Bank and New Waumandee Bank, whereby (i) Waumandee State Bank will become a wholly-owned subsidiary of Waumandee Bancshares, Ltd., and (ii) shareholders of Waumandee State Bank will become shareholders of Waumandee Bancshares, Ltd., is hereby authorized and approved.

(2) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________.


                                         _______________________________
                                         Signature